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                                                                      EXHIBIT 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                Statement of Computation of Earnings per Share



                                                    For the Three Months
                                                        Ended Mar. 31
                                               ---------------------------------

                                                   2001                 2000
                                               ------------         ------------

Net Earnings                                   $  1,474,000         $  2,436,000
                                               ============         ============
Weighted average common
   shares outstanding                            15,005,000           15,005,000
                                               ============         ============
Basic and diluted earnings
   per share of common stock                   $        .10         $        .16
                                               ============         ============

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